Exhibit 99.1

Tile Shop Announces Effective Date for Stock Splits and Delisting from Nasdaq Capital Market

MINNEAPOLIS, December 12, 2025 (GLOBE NEWSWIRE) - Tile Shop Holdings, Inc. (Nasdaq: TTSH) (“Tile Shop” or the “Company”), a specialty retailer of natural stone, man-made and luxury vinyl tiles, setting and maintenance materials and related accessories, today announced the effective date for the previously announced Stock Splits (as defined below) and the effective date of the Company’s voluntary delisting from The Nasdaq Capital Market.

Following the approval of the Company’s stockholders at the special meeting of stockholders of the Company held on December 3, 2025, the Company’s Board of Directors approved a 1-for-3,000 reverse stock split of the Company’s common stock (the “Reverse Stock Split”) followed immediately by a 3,000-for-1 forward stock split of the Company’s common stock (the “Forward Stock Split,” and together with the Reverse Stock Split, the “Stock Splits”). The Company intends to file certificates of amendment to the certificate of incorporation of the Company, as amended, with the Secretary of State of the State of Delaware on December 15, 2025, to effect the Reverse Stock Split at 5:01 p.m., followed immediately by the Forward Stock Split at 5:02 p.m., respectively, on that day. Beginning at the opening of trading on Tuesday, December 16, 2025, the Company’s common stock will continue to trade on The Nasdaq Capital Market on a post Stock Split basis under the existing symbol “TTSH,” and CUSIP 88677Q208.

Stockholders who hold fewer than 3,000 shares immediately prior to the Reverse Stock Split will be paid $6.60 in cash, without interest, for each whole share of the Company’s common stock held by them at the effective time of the Reverse Stock Split, and thereafter they will no longer be stockholders of the Company. Stockholders owning more than 3,000 shares of the Company’s common stock at the effective time of the Reverse Stock Split (the “Continuing Stockholders”) will not be entitled to receive any cash for their fractional share interests resulting from the Reverse Stock Split, if any. The Forward Stock Split, which will immediately follow the Reverse Stock Split, will reconvert whole shares and fractional share interests held by the Continuing Stockholders back into the same number of shares of common stock held by such Continuing Stockholders immediately before the effective time of the Reverse Stock Split. As a result of the Forward Stock Split, the total number of shares of the Company’s common stock held by a Continuing Stockholder will not change as a result of the Reverse Stock Split.

As previously announced, the Company is undertaking the Stock Splits in connection with the proposed delisting of its common stock from The Nasdaq Stock Market LLC and the deregistration of its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to avoid the substantial cost and expense of being a public reporting company and to allow the Company to have more time to focus on managing the Company’s businesses and undertaking new initiatives that may result in greater long-term growth and increased stockholder value. The Company anticipates savings exceeding $2.4 million on an annual basis as a result of the proposed deregistration and delisting. The Company intends to file a Form 25 Notification of Removal from Listing and/or Registration with the U.S. Securities and Exchange Commission (the “SEC”) on December 17, 2025, in order to voluntarily withdraw its common stock from listing. Upon the effective date of the delisting, the Company intends to file a Form 15 with the SEC on or about December 27, 2025, to deregister its common stock from the SEC and the Company’s obligation to file periodic reports under the Exchange Act will be suspended immediately upon filing of the Form 15.

Additional information about the Stock Splits can be found in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 5, 2025.

About The Tile Shop

The Tile Shop (Nasdaq: TTSH) is a leading specialty retailer of natural stone, man-made and luxury vinyl tiles, setting and maintenance materials, and related accessories in the United States. The Tile Shop offers a wide selection of high-quality products, exclusive designs, knowledgeable staff and exceptional customer service in an extensive showroom environment. The Tile Shop currently operates 140 stores in 31 states and the District of Columbia.

The Tile Shop is a proud member of the American Society of Interior Designers (ASID), National Association of Homebuilders (NAHB), National Kitchen and Bath Association (NKBA), and the National Tile Contractors Association (NTCA). Visit www.tileshop.com. Join The Tile Shop (#thetileshop) on Facebook, Instagram, Pinterest and X, previously known as Twitter.

Forward-Looking Statements

This press release may contain forward-looking statements that are being made pursuant to the Private Securities Litigation Reform Act of 1995, which provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information so long as those statements are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Such forward-looking statements include statements concerning the timing and effectiveness of the implementation of the Stock Splits and the delisting and deregistration of the Company’s common stock, and the perceived benefits and costs of the proposed delisting and deregistration. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in such forward-looking statements. Accordingly, actual results may differ materially from such forward-looking statements. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

Investor Relations

Email: investorrelations@tileshop.com